Exhibit 99.1

FOR IMMEDIATE RELEASE

Capitala Finance Corp. Completes Transition to New Investment Adviser and Changes Name to Logan Ridge Finance Corporation

NEW YORK, July 1, 2021 – Logan Ridge Finance Corporation (“LRFC” or the “Company”) (NASDAQ: LRFC) (formerly Capitala Finance Corp. (NASDAQ: CPTA)) today announced that it has completed its previously announced transition to a new investment adviser, Mount Logan Management LLC (“Mount Logan”). Mount Logan is a wholly-owned subsidiary of Mount Logan Capital Inc. (NEO:MLC) (“MLC”), both affiliates of BC Partners Advisors L.P. (“BC Partners”) for U.S. regulatory purposes.

Ted Goldthorpe, Chief Executive Officer and President of LRFC, stated, “We are pleased to complete this transaction and to begin serving as the external manager of LRFC. We will work diligently to create value for shareholders by leveraging the scale, resources and expertise of the BC Partners platform and credit team. Going forward, we intend to focus LRFC on investments in high quality, senior secured debt investments with the goal of delivering consistent, sustainable earnings over the long term.”

Name Change and Change in Directors and Officers

In connection with the completion of this transition, the Company changed its name from “Capitala Finance Corp.” to “Logan Ridge Finance Corporation” and changed its trading symbol from “CPTA” to “LRFC.” The new CUSIP number identifying its common stock is 541098109. Effective July 2, 2021, the Company will begin trading under the new name, symbol and CUSIP number.

There is no change in the capitalization of the Company in connection with the change of name and trading symbol. No action will be required by existing shareholders with respect to the name change and trading symbol change.

Effective as of the closing of the transition, each of the Company’s existing officers resigned from his positions. Ted Goldthorpe was appointed Chief Executive Officer and President and Jason Roos was appointed Chief Financial Officer, Treasurer and Corporate Secretary. Patrick Schafer and David Held were appointed Chief Investment Officer and Chief Compliance Officer, respectively. Mr. Goldthorpe was appointed Chairman of the board of directors of the Company, and will serve alongside newly appointed independent directors Robert Warshauer, Alexander Duka, and George Grunebaum.

About Logan Ridge Finance Corporation

Logan Ridge Finance Corporation (NASDAQ: LRFC) is a business development company that invests primarily in first lien loans and, to a lesser extent, second lien loans and equity securities issued by lower middle market companies. The Company invests in performing, well-established middle market businesses that operate across a wide range of industries. It employs fundamental credit analysis, targeting investments in businesses with relatively low levels of cyclicality and operating risk. For more information, visit loganridgefinance.com.

About Mount Logan Capital Inc.

Mount Logan Capital Inc. is an alternative asset management company that is focused on public and private debt securities in the North American market. The Company seeks to source and actively manage loans and other debt-like securities with credit-oriented characteristics. The Company actively sources, evaluates, underwrites, monitors and primarily invests in loans, debt securities, and other credit-oriented instruments that present attractive risk-adjusted returns and present low risk of principal impairment through the credit cycle.

About BC Partners Advisors L.P. and BC Partners Credit

BC Partners is a leading international investment firm with over $40 billion of assets under management in private equity, private credit and real estate strategies. Established in 1986, BC Partners has played an active role in developing the European buyout market for three decades. Today, BC Partners executives operate across markets as an integrated team through the firm’s offices in North America and Europe. Since inception, BC Partners has completed 117 private equity investments in companies with a total enterprise value of €149 billion and is currently investing its eleventh private equity fund.

BC Partners Credit was launched in February 2017 and has pursued a strategy focused on identifying attractive credit opportunities in any market environment and across sectors, leveraging the deal sourcing and infrastructure made available from BC Partners.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking” statements. Forward-looking statements concern future circumstances and results and other statements that are not historical facts and are sometimes identified by the words “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “project,” “predict,” “continue,” “target” or other similar words or expressions. Forward-looking statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove to be incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include those risk factors detailed in the Company’s reports filed with the Securities and Exchange Commission (“SEC”), including the Company’s annual report on Form 10-K, periodic quarterly reports on Form 10-Q, current reports on Form 8-K and other documents filed with the SEC.

Any forward-looking statements speak only as of the date of this communication. The Company does not undertake any obligation to update any forward-looking statements, whether as a result of new information or developments, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

For additional information, contact:

Logan Ridge Finance Corporation

650 Madison Avenue, 23rd Floor

New York, NY 10022

Jason Roos

Chief Financial Officer

Jason.Roos@bcpartners.com

(212) 891-5046

Jeehae Linford

The Equity Group Inc.

jlinford@equityny.com

(212) 836-9615

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